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                                                                     Exhibit 23a

INDEPENDENT AUDITORS' CONSENT

To The Board of Directors and Stockholders of
Meritor Automotive, Inc.
Troy, Michigan

We consent to the incorporation by reference in this Registration Statement of Meritor Automotive, Inc. on Form S-3 of our reports dated November 12, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Meritor Automotive, Inc. for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Detroit, Michigan
April 7, 1998